UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2023

BROADRIDGE FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

Delaware	001-33220	33-1151291
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5 Dakota Drive	Lake Success	New York	11042
(Street Address)	(City)	(State)	Zip Code

Registrant’s telephone number, including area code: (516) 472-5400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on Which Registered:
Common Stock, par value $0.01 per share	BR	New York Stock Exchange

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of a leadership transition, Bob Schifellite, President of the Investor Communication Solutions business (“ICS”) of Broadridge Financial Solutions, Inc. (the “Company” or “Broadridge”), will move into an advisory role as Chairman of ICS, effective October 1, 2023.  Michael Tae, currently serving as Corporate Vice President, President, Mutual Funds, Retirement, Issuer, and Data & Analytics, and Doug DeSchutter, currently serving as Corporate Vice President, President, Bank-Broker, Customer Communications, and Digital CoE, have been appointed as Co-Presidents of the ICS business, effective October 1, 2023.  In their new roles, Mr. Tae and Mr. DeSchutter will be responsible for all aspects of the ICS business segment previously managed by Mr. Schifellite, including the bank broker-dealer, corporate issuer, mutual fund and retirement, and customer communications solutions businesses.

Item 7.01.	Regulation FD Disclosure.

On September 6, 2023, the Company issued a press release regarding the Mr. Schifellite’s transition into an advisory role as Chairman of ICS, and the appointment of Mr. Tae and Mr. DeSchutter as Co-Presidents of ICS, effective October 1, 2023. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 6, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2023
BROADRIDGE FINANCIAL SOLUTIONS, INC.

	By:	/s/ Keir D. Gumbs
	Name:	Keir D. Gumbs
	Title:	Corporate Vice President, Chief Legal Officer